EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	Investor Relations contact:
Christian Janzen
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports Second Fiscal Quarter 2012 Results

San Francisco, Calif., September 5, 2012 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the second fiscal quarter ended July 28, 2012.

For the second quarter of the fiscal year ending February 2, 2013 (“fiscal 2012”), net sales were $268.8 million, an increase of 3.8% compared to $259.0 million in net sales for the second quarter of the fiscal year ended January 28, 2012 (“fiscal 2011”). Comparable store sales for the second quarter of fiscal 2012 decreased 1% compared to the second quarter of fiscal 2011.

Gross profit for the second quarter of fiscal 2012 was $89.2 million, or 33.2% of net sales, compared to $92.0 million, or 35.5% of net sales, for the second quarter of fiscal 2011. Excluding purchase accounting adjustments of $3.0 million and $3.4 million for the second quarter of fiscal 2012 and the second quarter of fiscal 2011, respectively, relating to the November 2010 acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the “Acquisition”), adjusted gross profit was $92.2 million, or 34.3% of net sales, and $95.4 million, or 36.8% of net sales, for the second quarter of fiscal 2012 and the second quarter of fiscal 2011, respectively (see Exhibit D).

SG&A expense for the second quarter of fiscal 2012 was $95.6 million, or 35.6% of net sales, compared to $88.9 million, or 34.3% of net sales, in the second quarter of the prior year. Results for the second quarter of fiscal 2012 and fiscal 2011 include $5.3 million and $5.3 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments. Excluding these charges, adjusted SG&A expense for the second quarter of fiscal 2012 and fiscal 2011 was $90.3 million, or 33.6% of net sales, and $83.5 million, or 32.3% of net sales, respectively, which represents an increase of 130 basis points over fiscal 2011 (see Exhibit D).

Net loss for the second quarter of fiscal 2012 was $14.1 million compared to a net loss of $6.9 million for the same period last year. The increase in net loss primarily resulted from higher average unit costs resulting from higher commodity prices and from slight SG&A deleverage due to the comparable store sales decrease of 1%.

Net income attributable to The Gymboree Corporation before interest (income) expense, income tax benefit and depreciation and amortization, adjusted for other items (“Adjusted EBITDA”), for the second quarter of fiscal 2012 decreased 35.5% to $16.4 million, compared to $25.5 million for the second quarter of the prior year. Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles (“GAAP”). See “Non-GAAP Financial Measures” below. A reconciliation of net income/(loss) attributable to The Gymboree Corporation to Adjusted EBITDA presented herein is included in Exhibit D of this press release.

Balance Sheet Highlights

Effective March 2012, the Company’s $225 million asset-backed loan (“ABL”) facility was refinanced to take advantage of improved rates and to extend the maturity date. There were no borrowings outstanding under the ABL as of the end of the second fiscal quarter and approximately $176.7 million of undrawn availability.

Cash at the end of the second quarter of fiscal 2012 decreased to $54.6 million from $54.8 million at the end of the second quarter of fiscal 2011. During the quarter, the Company made a $15.6 million prepayment on its senior secured term loan facility.

Capital expenditures for the second quarter of fiscal 2012 were $9.9 million, with the majority of the cash used to fund the opening of 27 new stores during the quarter.

Inventory balances at the end of the second quarter of fiscal 2012 were $220.2 million compared to $215.9 million at the end of the second quarter of fiscal 2011. Inventory cost on a per square foot basis was down 6% and inventory units on a per square foot basis were also down in the low single-digits.

Fiscal 2012 Business Outlook

Adjusted EBITDA

The Company expects Adjusted EBITDA for fiscal 2012 to increase modestly over fiscal 2011. The Company also anticipates generating sufficient cash flow to service its debt and fund its growth in fiscal 2012.

New Stores

During fiscal 2012, the Company plans to open approximately 115 new stores, including approximately 90 Crazy 8 stores.

Capital Expenditures

During fiscal 2012, the Company anticipates spending approximately $45 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. See Exhibit D for a reconciliation of Adjusted EBITDA to net income/(loss).

Management Presentation

The live broadcast of the discussion of second quarter fiscal 2012 financial results will be available to interested parties at 1:00 p.m. PT (4:00 p.m. ET) on Wednesday, September 5, 2012. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Company Information” at the bottom of the page, go to “Investor and Media Relations” and then “Conference Calls & Webcasts.” A replay of the call will be available two hours after the broadcast through midnight PT, Tuesday, September 11, 2012, at 855-859-2056, passcode 12416891.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of July 28, 2012, the Company operated a total of 1,191 retail stores, as follows: 631 Gymboree® stores (including 586 in the United States, 41 in Canada, 1 in Puerto Rico and 3 in Australia), 155 Gymboree Outlet stores, 127 Janie and Jack® shops, and 278 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 712 franchised and Company-operated Gymboree Play & Music® centers in the United States and 40 other countries.

Forward-Looking Statements

The foregoing financial information for the second fiscal quarter ended July 28, 2012 is unaudited and subject to quarter-end and year-end adjustments.   The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated future financial performance, such as those relating to its Adjusted EBITDA, cash flows and new store openings in fiscal 2012. Actual results could vary materially as a result of a number of factors, including the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends and consumer preferences and customer reactions to new merchandise, service levels and new concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in “Item 1A, Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, filed with the Securities and Exchange Commission on April 26, 2012. The forward-looking statements contained in this press release reflect the Company's expectations as of the date hereof, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by the Company that its plans or objectives will be achieved. The Company undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

*      *      *

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
	($ in thousands)		($ in thousands)
Net sales:
Retail	$259,114	$253,407	$547,230	$519,290
Gymboree Play & Music	5,799	3,349	11,591	6,274
Retail Franchise	3,839	2,280	7,682	3,729
Total net sales	268,752	259,036	566,503	529,293
Cost of goods sold, including buying and occupancy expenses	(179,564)	(167,004)	(355,491)	(326,400)
Gross profit	89,188	92,032	211,012	202,893
Selling, general and administrative expenses	(95,595)	(88,881)	(187,334)	(173,448)
Operating (loss) income	(6,407)	3,151	23,678	29,445
Interest income	45	34	104	87
Interest expense	(21,193)	(21,927)	(42,851)	(45,930)
Loss on extinguishment of debt	-	-	(1,237)	(19,563)
Other expense, net	(24)	(80)	(90)	(51)
Loss before income taxes	(27,579)	(18,822)	(20,396)	(36,012)
Income tax benefit	13,513	11,891	10,500	18,640
Net loss	(14,066)	(6,931)	(9,896)	(17,372)
Net loss attributable to noncontrolling interest	798	-	1,624	-
Net loss attributable to The Gymboree Corporation	$(13,268)	$(6,931)	$(8,272)	$(17,372)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 28,	January 28,	July 30,
	2012	2012	2011
	($ in thousands)
Current Assets
Cash and cash equivalents	$54,555	$77,910	$54,762
Accounts receivable	25,173	27,277	19,342
Merchandise inventories	220,209	210,212	215,866
Prepaid income taxes	5,295	3,736	15,467
Prepaid expenses and deferred income taxes	45,826	41,647	52,678
Total current assets	351,058	360,782	358,115

Property and Equipment, net	202,635	202,152	207,901
Goodwill	899,097	899,097	927,397
Other Intangible Assets	589,943	599,195	609,009
Deferred Financing Costs	44,695	47,915	51,237
Other Assets	5,006	4,646	9,939

Total Assets	$2,092,434	$2,113,787	$2,163,598

Current Liabilities
Accounts payable	$84,964	$79,027	$72,397
Accrued liabilities	89,906	94,178	74,581
Line of credit	-	-	40,000
Current portion of long-term debt	-	17,698	8,200
Total current liabilities	174,870	190,903	195,178

Long-Term Liabilities
Long-term debt	1,192,312	1,192,171	1,205,631
Lease incentives and other deferred liabilities	41,452	36,579	32,841
Deferred income taxes	239,985	245,495	248,473
Total Liabilities	1,648,619	1,665,148	1,682,123

Stockholders' Equity	443,815	448,639	481,475

Total Liabilities and Stockholders' Equity	$2,092,434	$2,113,787	$2,163,598

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	26 Weeks Ended	26 Weeks Ended
	July 28, 2012	July 30, 2011
	($ in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,896)	$(17,372)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Write-off of deferred financing costs and original issue discount	1,237	15,860
Depreciation and amortization	28,923	28,617
Amortization of deferred financing costs and accretion of original issue discount	3,471	3,370
Interest rate cap contracts - adjustment to market	114	-
Loss on disposal/impairment of assets	1,264	2,260
Benefit for deferred income taxes	(10,880)	(19,913)
Share-based compensation expense	2,917	2,872
Other non-cash expense	1,430	-
Change in assets and liabilities:
Accounts receivable	(312)	(5,667)
Merchandise inventories	(10,084)	(31,467)
Prepaid expenses and other assets	933	(606)
Prepaid income taxes	(1,557)	(198)
Accounts payable	5,944	17,890
Accrued liabilities	(9,680)	(7,148)
Lease incentives and other deferred liabilities	6,612	8,184
Net cash provided by (used in) operating activities	10,436	(3,318)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,516)	(16,784)
Acquisition of business, net of cash acquired	-	(1,352)
Other	(231)	(213)
Net cash used in investing activities	(18,747)	(18,349)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Term Loan	-	820,000
Payments on Term Loan	(17,698)	(824,100)
Proceeds from ABL facility	-	60,656
Payments on ABL facility	-	(20,656)
Deferred financing costs	(1,347)	(6,665)
Capital contribution	2,400	14,865
Capital contribution to noncontrolling interest	1,595	-
Net cash (used in) provided by financing activities	(15,050)	44,100

Effect of exchange rate fluctuations on cash	6	205

Net (decrease) increase in cash and cash equivalents	(23,355)	22,638

CASH AND CASH EQUIVALENTS:
Beginning of period	77,910	32,124
End of period	$54,555	$54,762

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest income/expense, income taxes, and depreciation and amortization ("EBITDA") adjusted for other items, including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition").

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA ($ in thousands):

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
Net loss attributable to The Gymboree Corporation	$(13,268)	$(6,931)	$(8,272)	$(17,372)
Reconciling items (a):
Interest expense	21,193	21,927	42,851	45,930
Interest income	(36)	(34)	(84)	(87)
Income tax benefit	(13,229)	(11,891)	(10,275)	(18,640)
Depreciation and amortization (b)	14,578	14,372	28,740	28,617
Non-cash share-based compensation expense	1,510	1,469	2,917	2,872
Loss on disposal/impairment on assets	1,202	1,492	1,264	2,260
Loss on extinguishment of debt	-	-	1,237	19,563
Acquisition-related adjustments (c)	4,481	5,085	8,879	21,691
Adjusted EBITDA	$16,431	$25,489	$67,257	$84,834

(a) Exclude amounts related to noncontrolling interest, which are already excluded from net income (loss) attributable to The Gymboree Corporation.

(b) Includes the following (in thousands):
Amortization of intangible assets (impacts SG&A)	$4,340	$4,145	$8,680	$8,289
Amortization of below and above market leases (impacts COGS)	(487)	(508)	(1,035)	(1,021)
	$3,853	$3,637	$7,645	$7,268

(c) Includes the following (in thousands):
Adjustment to cost of goods sold from an increase in the net book value of inventory as a result of purchase accounting (impacts COGS)	$-	$-	$-	$10,731
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	2,308	2,415	4,632	4,837
Legal, accounting and sponsor fees, as well as other costs incurred as a result of the Acquisition (impacts SG&A)	976	1,194	1,848	3,160
Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	1,197	1,476	2,399	2,963
	$4,481	$5,085	$8,879	$21,691

OTHER NON-GAAP FINANCIAL MEASURES:

			as a % of Total Net Sales
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
	($ in thousands)
Gross profit as reported	$89,188	$92,032	33.2%	35.5%
Acquisition-related adjustments	3,018	3,383	1.1%	1.3%
Adjusted gross profit excluding acquisition related adjustments (non-GAAP measure)	$92,206	$95,415	34.3%	36.8%

			as a % of Total Net Sales
	26 Weeks Ended	26 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
	($ in thousands)
Gross profit as reported	$211,012	$202,893	37.2%	38.3%
Acquisition-related adjustments	5,996	17,510	1.1%	3.3%
Adjusted gross profit excluding acquisition related adjustments (non-GAAP measure)	$217,008	$220,403	38.3%	41.6%

			as a % of Total Net Sales
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
	($ in thousands)
SG&A as reported	$(95,595)	$(88,881)	-35.6%	-34.3%
Acquisition-related adjustments	5,316	5,339	2.0%	2.1%
Adjusted SG&A excluding acquisition related adjustments (non-GAAP measure)	$(90,279)	$(83,542)	-33.6%	-32.3%

			as a % of Total Net Sales
	26 Weeks Ended	26 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
	($ in thousands)
SG&A as reported	$(187,334)	$(173,448)	-33.1%	-32.8%
Acquisition-related adjustments	10,528	11,449	1.9%	2.2%
Adjusted SG&A excluding acquisition related adjustments (non-GAAP measure)	$(176,806)	$(161,999)	-31.2%	-30.6%

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended July 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$267,491	$3,056	$(1,795)	$268,752
Cost of goods sold, including buying and occupancy expenses	(178,513)	(1,202)	151	(179,564)
Gross profit	88,978	1,854	(1,644)	89,188
Selling, general and administrative expenses	(94,308)	(2,965)	1,678	(95,595)
Operating loss	(5,330)	(1,111)	34	(6,407)
Interest income	36	9	-	45
Interest expense	(21,193)	-	-	(21,193)
Loss on extinguishment of debt	-	-	-	-
Other (expense) income, net	(44)	20	-	(24)
Loss before income taxes	(26,531)	(1,082)	34	(27,579)
Income tax benefit	13,229	284	-	13,513
Net loss	(13,302)	(798)	34	(14,066)
Net loss attributable to noncontrolling interest	-	798	-	798
Net loss attributable to The Gymboree Corporation	$(13,302)	$-	$34	$(13,268)

	26 Weeks Ended July 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$565,422	$5,199	$(4,118)	$566,503
Cost of goods sold, including buying and occupancy expenses	(354,562)	(1,444)	515	(355,491)
Gross profit	210,860	3,755	(3,603)	211,012
Selling, general and administrative expenses	(185,202)	(5,620)	3,488	(187,334)
Operating income (loss)	25,658	(1,865)	(115)	23,678
Interest income	84	20	-	104
Interest expense	(42,851)	-	-	(42,851)
Loss on extinguishment of debt	(1,237)	-	-	(1,237)
Other expense, net	(86)	(4)	-	(90)
Loss before income taxes	(18,432)	(1,849)	(115)	(20,396)
Income tax benefit	10,275	225	-	10,500
Net loss	(8,157)	(1,624)	(115)	(9,896)
Net loss attributable to noncontrolling interest	-	1,624	-	1,624
Net loss attributable to The Gymboree Corporation	$(8,157)	$-	$(115)	$(8,272)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited)

	July 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$342,064	$11,594	$(2,600)	$351,058
Non-current assets	1,740,298	1,078	-	1,741,376
Total assets	$2,082,362	$12,672	$(2,600)	$2,092,434

Current liabilities	$169,413	$7,950	$(2,493)	$174,870
Non-current liabilities	1,473,671	78	-	1,473,749
Total liabilities	$1,643,084	$8,028	$(2,493)	$1,648,619

Total stockholders' equity	439,278	-	(107)	439,171
Noncontrolling interest	-	4,644	-	4,644
Total liabilities and stockholders' equity	$2,082,362	$12,672	$(2,600)	$2,092,434

	January 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$355,073	$6,692	$(983)	$360,782
Non-current assets	1,752,303	702	-	1,753,005
Total assets	$2,107,376	$7,394	$(983)	$2,113,787

Current liabilities	$187,812	$4,074	$(983)	$190,903
Non-current liabilities	1,474,189	56	-	1,474,245
Total liabilities	$1,662,001	$4,130	$(983)	$1,665,148

Total stockholders' equity	445,375	-	-	445,375
Noncontrolling interest	-	3,264	-	3,264
Total liabilities and stockholders' equity	$2,107,376	$7,394	$(983)	$2,113,787

* The Variable Interest Entities ("VIEs") include the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd.. While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.